Exhibit 10.36

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of the 31st day of October, 2006 (this “Amendment”), is between Nabi Biopharmaceuticals, a Delaware corporation (the “Seller”), and Fresenius USA Manufacturing, Inc., a Delaware corporation (the “Buyer”), and amends the Asset Purchase Agreement (the “Purchase Agreement”), dated as of October 11, 2006, by and between the Buyer and the Seller.

BACKGROUND STATEMENT

Pursuant to the Purchase Agreement, the Buyer agreed to purchase from the Seller, and the Seller agreed to sell to the Buyer, the Seller’s PhosLo Business.

The Buyer and the Seller desire to amend the Purchase Agreement as provided herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.

Section 2. Termination Date. Sections 11.1(d), (e) and (f) of the Purchase Agreement are hereby amended by substituting the date “November 14, 2006” for the dates “October 31, 2006” and “November 11, 2006” in each instance where such dates appear.

Section 3. Effectiveness of this Amendment. This Amendment shall be effective upon execution hereof by the parties hereto.

Section 4. Effect of Amendment. From and after the effective date of this Amendment, all references to the Purchase Agreement set forth in any other document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Purchase Agreement as amended by this Amendment. This Amendment shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Purchase Agreement except as expressly set forth herein. Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

Section 5. Governing Law. The execution, interpretation and performance of this Amendment shall be governed by the internal laws and judicial decisions of the Commonwealth of Massachusetts

Section 6. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed on signature pages exchanged by facsimile or other electronic means, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably request.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

NABI BIOPHARMACEUTICALS

By:	/s/ Thomas H. McLain
Name:	Thomas H. McLain
Title:	Chairman, President and CEO

FRESENIUS USA MANUFACTURING, INC.

By:	/s/ Rice Powell
Name:	Rice Powell
Title:	President